UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 31, 2006
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2006, Neurogen Corporation entered into a Separation Agreement and General Release (the “Agreement”) with Charles A. Ritrovato, which Agreement provided that, effective December 31, 2006, Dr. Ritrovato’s employment and position as Senior Vice President, Drug Development and Regulatory Affairs with Neurogen Corporation ended. Pursuant to the Agreement, and in recognition of the contributions Dr. Ritrovato has made, he will receive a separation payment equal to six months of his base salary and a prorated 2006 bonus along with certain other benefits. Dr. Ritrovato has agreed to release any and all claims against Neurogen Corporation.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 31, 2006, Dr. Ritrovato’s employment as Senior Vice President, Drug Development and Regulatory Affairs of Neurogen Corporation ended. See Item 1.01 for a description of the Separation Agreement and General Release dated December 31, 2006 between Neurogen Corporation and Dr. Ritrovato.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: January 2, 2007	Title: Executive Vice President and Chief Operating Officer